EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2003 relating to the consolidated financial statements of Agilent Technologies, Inc. (the “Company”), which appears in the Company’s Annual Report on Form 10-K for the year ended October 31, 2003.

/s/    PricewaterhouseCoopers LLP

San Jose, California

June 9, 2004